Exhibit 3.27

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “CLEARCOMMERCE CORPORATION” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE EIGHTEENTH DAY OF AUGUST, A.D. 1997, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “DELUXE ELECTRONIC BENEFITS, INC.” TO “EFUNDS ELECTRONIC BENEFITS”, FILED THE THIRTY-FIRST DAY OF MARCH, A.D. 2000, AT 4:30 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “EFUNDS ELECTRONIC BENEFITS” TO “EFUNDS GOVERNMENT SERVICES, INC.”, FILED THE TWENTY-SECOND DAY OF JANUARY, A.D. 2001, AT 4:30 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “EFUNDS GOVERNMENT SERVICES, INC.” TO “CLEARCOMMERCE CORPORATION”, FILED THE FIRST DAY OF FEBRUARY, A.D. 2005, AT 1:37 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “CLEARCOMMERCE CORPORATION”.

	SECRETARY’S OFFICE DELAWARE [SEAL]	/s/ Jeffrey W. Bullock
		Jeffrey W. Bullock, Secretary of State
2789551 8100H		AUTHENTICATION:	8063658
100668460		DATE:	06-18-10
You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/18/1997 971276240 – 2789551

ARTICLES OF INCORPORATION

OF

DELUXE ELECTRONIC BENEFITS, INC.

The undersigned, of full age, for the purpose of forming a corporation under and pursuant to the provisions of the Delaware General Corporation Law, and laws amendatory thereof and supplementary thereto, does hereby form a corporation and adopt the following Articles of Incorporation:

Article I

The name of the Corporation is Deluxe Electronic Benefits, Inc.

Article II

The location and post office address of the principal office of this Corporation is 400 West Deluxe Parkway, Milwaukee, Wisconsin, 53212-0536.

Article III

The location and post office address of the registered office of this Corporation in the state of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, and the name of the registered agent of this Corporation in Delaware at such address is The Corporation Trust Company. (New Castle county).

Article IV

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Law Corporation Law of Delaware.

Article V

The total authorized number of shares of this Corporation shall consist of twenty-five hundred (2,500) shares, all of one class and of no par value. Voting by shareholders shall not be cumulative.

Article VI

The Board of Directors of this Corporation shall have authority to accept or reject subscriptions for shares made after incorporation, and may grant options to purchase or subscribe for shares of any class or classes, free of any preemptive right of stockholders.

Article VII

The business of the Corporation shall be managed by a board of directors of not less than one (1) nor more than five (5) directors, the number to be determined from time to time by the board of directors. Vacancies resulting from newly created directorships due to increases in the size of the board shall be filled by majority vote of the existing directors. Each director elected to fill a vacancy shall hold office until the next annual meeting of the shareholders.

Article VIII

The name and post office address of the first director of the Corporation is John A. Blanchard III, 3680 Victoria Street, North, Shoreview, Minnesota, 55126-2966.

Article IX

The name and post office address of the incorporator is Stephen L. Peterson, 3680 Victoria Street, North, Shoreview, Minnesota, 55126-2966.

IN TESTIMONY WHEREOF, I have hereunto set my hand this 13 day of August, 1997.

/s/ Stephen L. Peterson
Stephen L. Peterson

In presence of:

STATE OF MINNESOTA	)
	)	ss.
COUNTY OF RAMSEY	)

On this 13th day of August, 1997, personally appeared before me Stephen L. Peterson to me known to be the person named in and who executed the foregoing Articles of Incorporation, and he acknowledged that he executed the same as his own free act and deed, for the uses and purposes therein expressed.

Notary Public
Notarial Seal

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

DELUXE ELECTRONIC BENEFITS, INC.

The undersigned, John H. LeFevre, the Secretary of Deluxe Electronic Benefits, Inc., a Delaware Corporation (the “Corporation”), hereby certifies that the following was duly adopted by the sole stockholder and the sole director of the Corporation pursuant to Section 242 of the Delaware General Corporation Law by a joint written action dated as of March 31, 2000, and that such resolutions have not been subsequently modified or rescinded:

1. Article 1 of the Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

“Article 1. Name. The name of the corporation is eFunds Electronic Benefits.”

2. Except for the amendment as set forth above, the Certificate of Incorporation will remain unchanged.

IN WITNESS WHEREOF, the undersigned, the Secretary of Deluxe Electronic Benefits, Inc., being duly authorized on behalf of Deluxe Electronic Benefits, Inc., has executed this document as of March 31, 2000.

/s/ John H. LeFevre
John H. LeFevre, Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 03/31/2000 001168154 – 2789551

[ILLEGIBLE]

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 01/22/2001 010034814 – 2789551

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

eFunds Electronic Benefits, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors and sole shareholder of said corporation, pursuant to a January 16, 2001, joint written action, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that, Article I of the Company’s Certificate of Incorporation be deleted in its entirety and replaced with:

“The name of this corporation is eFunds Government Services, Inc.”

SECOND: That in lieu of a meeting and vote of shareholders, the sole shareholder of the corporation has given its written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said eFunds Electronic Benefits, has caused this certificate to be signed by Steven F. Coleman, its Secretary, this 16th day of January, 2001.

/s/ Steven F. Coleman
Steven F. Coleman Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

EFUNDS GOVERNMENT SERVICES, INC.

eFunds Government Services, Inc, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That the Board of Directors and the sole shareholder of the Corporation, by the unanimous written consent of its members filed with the minutes of the Board of Directors, adopted the following resolution proposing and declaring advisable an amendment to the Certificate of Incorporation of the Corporation:

RESOLVED, that Article I of the Company’s Certificate of Incorporation be deleted in its entirety and replaced with:

“The name of this corporation is ClearCommerce Corporation.”

SECOND: That in lieu of a meeting and vote of stockholder, the sole stockholder of the Corporation, has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That this amendment was duly adopted in accordance with the applicable provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

FOURTH: That this Certificate of Amendment of the Certificate of Incorporation of eFunds Government Services, Inc. shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be signed by its officer thereunto duly authorized as of January 31, 2005.

/s/ Steve Coleman
Steve Coleman, Secretary

State of Delaware Secretary of State Division of Corporation Delivered 01:43 PM 02/01/2005 FILED 01:37 PM 02/01/2005 SRV 050080759 – 2789551 FILE